Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      Parks, Tschopp, Whitcomb & Orr, P.A.
                     2600 Maitland Center Parkway, Suite 330
                               Maitland, FL 32751

SurgiLight, Inc.
12001 Science Drive, Suite 140
Orlando, Florida 32826

We hereby consent to the use of our report dated __________, 2001, with respect to the financial statements of SurgiLight, Inc. for the quarter ended September 30, 2001, in the Registration Statement on Form SB-2 and related Prospectus of SurgiLight, Inc., and to the reference to our firm under the heading "Experts" therein.

January __, 2002

Parks, Tschopp, Whitcomb & Orr, P.A.





                    By:
                    -----------------------------
                         Thomas Tschopp, CPA